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                                                                  Exhibit 10.23


                       [GENESIS INTERMEDIA LETTERHEAD]


                                April 9, 1999

Michael F. Costa
3151 Airway Avenue
Building T-3
Costa Mesa, CA 92626


     Re:  Employment Agreement/GenesisIntermedia.com, Inc.
          ------------------------------------------------

Dear Mr. Costa:

     This letter agreement is made with reference to that certain Employment Agreement (the "Agreement") dated as of October 26, 1998 between GenesisIntermedia.com, Inc., a Delaware corporation (the "Company"), and Michael
F. Costa. It is necessary to amend the Agreement as follows, the Agreement having already been filed with the Securities and Exchange Commission on December 4, 1998 as an exhibit to Amendment No. 1 of the Company's Registration Statement on Form SB-2.

     SECTION 6 of the Agreement presently provides that the Company shall grant options to you to purchase up to an aggregate of 75,000 shares of the common stock of the Company upon your achievement of the performance goals described therein (the "Options"). It is hereby confirmed and agreed that the Options shall be granted to the extent permissible under applicable law in three (3) separate installments under the Company's incentive stock option program and you shall have the right hereunder to purchase from the Company the following number of shares on the following terms, in a cumulative fashion:

     (a) up to 25,000 shares of common stock at a price of $11.00 per share, if you successfully install a communications system kiosk and video network known as the "CenterlinQ System" in five (5) shopping centers on or before July 1, 1999;

     (b) an additional 25,000 shares of common stock at a price of $13.00 per share, if you successfully install the CenterlinQ System in an additional ten
(10) shopping centers on or before July 1, 2000; and

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Michael Costa
April 9, 1999
Page 2 of 2

     (c) an additional 25,000 shares of common stock at a price of $15.00 per share, if you successfully install the CenterlinQ System in an additional 20 shopping centers on or before January 1, 2002.

     To the extent that an amendment to this letter agreement is required in order to effectuate the issuance of such Options under the Company's incentive stock option program in accordance with applicable law, the Company hereby confirms and agrees that it shall execute such an amendment upon receipt of your request that it do so.

     Except as specifically amended or clarified by this letter agreement, it is hereby confirmed and agreed that the agreements and undertakings otherwise contained in the Agreement are reaffirmed and incorporated herein by reference.

     Please confirm your agreement to the foregoing by signing a copy of this letter in the space indicated below and returning the same to our office. Please contact me at (818) 464-7270 if you have any questions regarding this matter.

                              Very truly yours,

                              GENESISINTERMEDIA.COM, INC.


                              By:_________________________
                                   Ramy El-Batrawi
                                   Chairman

THE FOREGOING AMENDMENTS TO THE
AGREEMENT ARE CONSENTED TO AND
AGREED BY THE UNDERSIGNED:


_______________________________
     MICHAEL F. COSTA